
<ARTICLE> OPUR3
<LEGEND>
The schedule contains summarized financial information extracted from the Questar Corporation Statements of Income and Balance Sheet for the period ended
December 31, 1995, and is qualified in its entirety by reference to such audited financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               DEC-31-1995
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-ASSETS>                               1,584,553
<TOTAL-OPERATING-REVENUES>                     649,287
<NET-INCOME>                                    83,786

